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                                                                   EXHIBIT 10(h)

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement"), dated as of November 17, 1998, is by and among IPC Industries, Inc., Byron A. Adams, Jr., W. Steven McKenzie and Thomas W. Pritchard (each a "Holder" and collectively, the "Holders"); and Offshore Tool & Energy Corporation, a Delaware corporation (the "Company").

     WHEREAS, pursuant to the Agreement and Plan of Share Exchanges dated as of October 1, 1998 as amended on November 6, 1998 (the "Exchange Agreement") by and among the Company, International Tool and Supply plc ("ITS"), Aero International, L.L.C. ("Aero") and certain Aero Holders named therein, the Company will acquire Aero and substantially all the assets of ITS in exchange for 50,000,000 shares of the Company's common stock (the "Common Stock"); and

     WHEREAS, the Company intends to qualify the Common Stock for admission to trading on the Alternative Investment Market of the London Stock Exchange; and

     WHEREAS, the Company intends to register the Common Stock with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), within the period required under the Exchange Act; and

     WHEREAS, under the provisions of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, the Holders may be limited in the manner of sale of the shares of Common Stock owned by them in the United States, absent registration under the Securities Act of the sale of such Common Stock or the availability of exemption from the registration requirements of the Securities Act; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.  DEFINITIONS.

     As used in this Agreement, "Restricted Stock" shall mean all shares of Common Stock that were held of record by the Holders immediately after the Closing of the Exchange Agreement (as defined therein), together with any securities issued or issuable with respect to any such Restricted Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise (collectively, "Share Transactions"), that shall be outstanding from time to time; "Initial Restricted Stock" shall refer to the total number of shares of Restrictive Stock held of record immediately after the Closing of the Exchange Agreement, together with such other shares of Common Stock which shall become Restricted Stock by virtue of any Share Transactions. As to any particular Restricted Stock, such securities shall cease to be Restricted Stock when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed by the Holders to the public pursuant to Rule 144A (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred by the Holders, new certificates representing the transferred securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferees thereof and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, (iv) such securities shall have ceased to be outstanding, or
(v) the Holders thereof shall agree in writing that such Restricted Stock shall no longer be Restricted Stock. The terms "Holder" and "Holders" include any permitted assignee or assignees of any Holder or Holders, and "Majority Holders" means the majority in number of shares of Restricted Stock to be registered pursuant to a request for registration under Section 2 or Section 3 of this Agreement.
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2.  DEMAND REGISTRATION.

     (A) Request for Registration. Subject to the conditions and limitations set forth in Section 5 of this Agreement, at any time and from time to time after [DATE], the Holder or Holders of Restricted Stock holding in the aggregate fifty percent (50%) of the outstanding shares of Restricted Stock may make a written request for registration under the Securities Act of all or part of its or their Restricted Stock pursuant to this Section 2 ("Demand Registration"), provided that the number of shares of Restricted Stock proposed to be sold or distributed shall be at least twenty percent (20%) of the number of shares of Initial Restricted Stock. Such request will specify the aggregate number of shares of Restricted Stock proposed to be sold or distributed and will also specify the intended method of disposition thereof. Within ten business days after receipt of such request, the Company will give written notice of such registration request to all other Holders of Restricted Stock and include in such registration all Restricted Stock with respect to which the Company has received written requests for inclusion therein within fifteen business days after the receipt by the applicable Holder of the Company's notice. Each such request will also specify the aggregate number of shares of Restricted Stock to be registered and the intended method of disposition thereof. No other party (other than the Company) shall be permitted to offer securities under any such Demand Registration unless the Majority Holders shall consent thereto in writing (such other party, a "Permitted Party").

     (B) Underwritten Offering; Selection of Underwriters and Counsel. Any offering of Restricted Stock pursuant to a Demand Registration shall be an underwritten offering. The Majority Holders will select and obtain the services of the investment banker or investment bankers and manager or managers that will administer the offering; provided that such investment bankers shall be approved by the Company, which approval shall not be unreasonably withheld.

     (C) Priority on Demand Registrations. In the event the managing underwriter or underwriters in an underwritten offering pursuant to a Demand Registration advise the Company and the Holders in writing that in their opinion the aggregate number of shares of Common Stock requested to be included in such offering is so large that it will materially and adversely affect the success of such offering, the Company will include in such registration only the aggregate number of shares of Common Stock which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and such number of shares shall be allocated pro rata among the Holders of Restricted Stock, the Company and any Permitted Parties on the basis of the number of shares of Common Stock requested by such Holders, the Company and such Permitted Parties to be included in such registration. If greater than fifty percent (50%) of the Restricted Stock so requested to be registered is excluded from the offering based on the provisions of the foregoing sentence, the Holders shall have the right to an additional Demand Registration under Section 5(A)(i).

3.  PIGGYBACK REGISTRATION.

     If the Company proposes to file a registration statement under the Securities Act with respect to a firm commitment underwritten offering of Common Stock for its own account, or for the account of any of its security holders, for cash (other than a registration statement on Form S-4 or Form S-8 (or any successor forms)), then the Company shall in each case given written notice of such proposed filing to the Holders as soon as practicable (but no later than ten business days before the filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Restricted Stock as each such Holder may request. Each Holder desiring to have Restricted Stock included in such registration statement shall so advise the Company in writing within ten business days after the date of the Company's notice, setting forth the amount of such Holder's Restricted Stock for which registration is requested. The Company shall, subject to the further provisions of this Agreement, use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Holders of the Restricted Stock requested to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as the securities of the Company included therein. The right of each Holder to registration pursuant to this
Section 3 shall, unless the Company otherwise assents, be conditioned upon such Holder's participation as a seller in such underwriting and its execution of an underwriting agreement with the managing underwriter or underwriters selected by the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the Holders of Restricted Stock that because of the size of the offering which the Holders, the Company and other persons intend to make, the success of the offering would be materially and adversely affected by inclusion of the Restricted Stock requested to be included, then the number

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of shares of Restricted Stock to be offered for the accounts of Holders shall be reduced pro rata on the basis of the number of shares requested by such Holders to be offered to the extent necessary to reduce the total amount of Common Stock to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that if Common Stock is also being offered for the account of other persons or entities (other than pursuant to a Demand Registration under Section 2), such reduction shall not be made until the number of shares of Common Stock offered for the account of such other persons or entities is reduced to zero. Any Restricted Stock excluded from an underwriting shall be withdrawn from registration and shall not, without the consent of the Company and the managing underwriter, be transferred in a public distribution or a sale into the public trading markets prior to the earlier of 120 days (or such other shorter period of time as the managing underwriter may require) after the effective date of the registration statement or 180 days after the date the Holders of such Restricted Stock are notified of such exclusion.

4.  REGISTRATION PROCEDURES.

     Whenever, pursuant to Section 2 or Section 3, the Holders have requested that any Restricted Stock be registered, the Company will, subject to the provisions of Section 5, use all reasonable best efforts to effect the registration and the sale or distribution of such Restricted Stock in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request, the Company shall:

     (A) promptly prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3, if the Company then qualifies for the use of such form, and if the Company is not so qualified on any form for which the Company then qualifies and which form shall be available for the sale or distribution of such Restricted Stock in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective; provided that if the Board of Directors of the Company has determined in its good faith judgment that the filing of such registration statement would materially adversely affect a pending or proposed public offering of the Company's securities or would otherwise be significantly disadvantageous to the Company and the Company shall furnish to Holders making such a request within ten days after of the date of such request a certificate signed by either the chief executive officer or the chief financial officer of the Company stating that the Board of Directors has made such determination, the Company may delay taking any of the actions required by this Section 4 for a period not to exceed 180 days (provided that the Company shall be entitled to furnish such a certificate only once in any 12-month period); and provided further, (i) that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel selected by the Majority Holders copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel, and (ii) that after the filing of the registration statement, the Company will promptly notify each selling Holder of any stop order issued or, to the knowledge of the Company, threatened by the SEC and take all reasonable actions to prevent the entry of such stop order or to remove it if entered;

     (B) promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the distribution of all Restricted Stock covered by such registration statement shall have terminated, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period; provided that, with respect to any shelf registration statement of the Company which shall include Restricted Stock pursuant to Section 3, the Company's obligations under this Section 4(B) shall cease on the 91st day after the distribution of all the Common Stock registered by the Company shall have been terminated;

     (C) as soon as reasonably practicable, furnish to such selling Holders copies of such registration statement as proposed to be filed, and thereafter furnish to such selling Holders such number of copies of such registration statement, each amendment and supplement thereto (in each case, if specified by such Holders, including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such selling Holders may reasonably request in order to facilitate the disposition of the Restricted Stock owned by such selling Holders;

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     (D)  with reasonable promptness, use its reasonable best efforts to register or qualify such Restricted Stock under such other securities or blue sky laws of such jurisdictions within the United States as any selling Holder reasonably requests to enable such selling Holder to consummate the disposition in such jurisdictions of the Restricted Stock owned by such selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (D), or (ii) subject itself to taxation in any such jurisdiction;

     (E) promptly notify each selling Holder of such Restricted Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event known to the Company requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers or recipients of such Restricted Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each selling Holder any such supplement or amendment;

     (F) if requested by the underwriters for any underwritten offering by a Holder or Holders pursuant to a registration under Section 2 or Section 3, enter into an underwriting agreement with such underwriters, which agreement shall be satisfactory in form and substance to the Majority Holders and certain such representations and warranties by the Company and such other terms and conditions as are customarily contained in underwriting agreements.

     (G) with reasonable promptness make available for inspection by any selling Holder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and the properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence investigation, and cause the Company's officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with such registration statement. Each Inspector that actually reviews Records supplied by the Company that include information that the Company identifies, in good faith, to be confidential ("Confidential Information") shall be required, prior to any such review, to execute an agreement with the Company providing that such Inspector shall not publicly disclose any Confidential Information unless such disclosure is required by applicable law or legal process. Each selling Holder of Restricted Stock agrees that Confidential Information obtained by it as a result of such inspection shall not be used by it as the basis for any transactions in securities of the Company unless and until such information is made generally available to the public. Each selling Holder of Restricted Stock further agrees that it will, upon learning that disclosure of Confidential Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense to undertake appropriate action to prevent disclosure of the Confidential Information. Each selling Holder also agrees that the due diligence investigation made by the Inspectors shall be conducted in a manner which shall not unreasonably disrupt the operations of the Company or the work performed by the Company's officers and employees;

     (H) in the event such sale is pursuant to an underwritten offering, use its reasonable efforts to obtain a comfort letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests;

     (I) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act; and

     (J) with reasonable promptness, use its reasonable efforts to cause all such Restricted Stock to be listed on each securities exchange on which the Common Stock of the Company is then listed, provided that the applicable listing requirements are satisfied.

     Each selling Holder of Restricted Stock agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (E) hereof, such selling Holder will forthwith discontinue disposition of Restricted Stock pursuant to the registration statement covering such Restricted Stock until such

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selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (E) hereof. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in subsection (B)) by the number of days during the period from and including the date of the giving of such notice pursuant to subsection (E) hereof to and including the date when each selling Holder of Restricted Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (E) hereof. Each selling Holder also agrees to notify the Company if any event relating to such selling Holder occurs which would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5.  CONDITIONS AND LIMITATIONS.

     (A) The Company's obligations under Section 2 shall be subject to the following limitations:

          (i) except as provided in Section 2(B), the Company shall not be required to file more than three Demand Registrations. A registration statement will not count as a Demand Registration until it has become effective, provided that, in the event one or more selling Holders withdraws his or her request for a Demand Registration (1) after the filing of the registration statement but prior to the effectiveness thereof, or (2) prior to the filing of the registration statement and after thirty business days from the date the Holders make a written request for a Demand Registration under Section 2(A) (provided that the Company shall not have exercised its delay rights under Section 4(A)), and as a result thereof the remaining Restricted Stock subject to the request for Demand Registration shall fail to constitute at least twenty percent (20%) of the number of shares of Initial Restricted Stock, such request for Demand Registration shall count as a Demand Registration under this Section 5(A)(i) unless the Holders pay and reimburse the Company for all the fees and expenses incurred by it in connection with such requested registration.

          (ii) the Company shall have received the information and documents specified in Section 6 and each selling Holder shall have observed or performed its other covenants and conditions contained in Section 6 and Section 7.

     (B) The Company's obligation under Section 3 shall be subject to the limitations and conditions specified in such Section and in this Section 5, and to the condition that the Company may at any time terminate its proposal to register its shares and discontinue its efforts to cause a registration statement for the Company's securities to become or remain effective.

6.  INFORMATION FROM AND CERTAIN COVENANTS OF HOLDERS.

     Notices and requests delivered to the Company by Holders for whom Restricted Stock is to be registered pursuant to this Agreement shall contain such information regarding the Restricted Stock to be so registered, the Holder and the intended method of disposition of such Restricted Stock as shall reasonably be required in connection with the action to be taken. Any Holder whose Restricted Stock is included in a registration statement pursuant to this Agreement shall execute all consents, powers of attorney, registration statements and other documents reasonably required to be signed by it in order to cause such registration statement to become effective. Each selling Holder covenants that, in disposing of such Holder's shares, such Holder shall comply with Rules 10b-2, 10b-5 and Regulation M of the SEC adopted pursuant to the Exchange Act (and any successor rules thereto).

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7.  REGISTRATION EXPENSES.

     All Registration Expenses (as defined herein) will be borne by the Company. Underwriting discounts and commissions applicable to the sale of Restricted Stock shall be borne by the Holder of the Restricted Stock to which such discount or commission relates, and each selling Holder shall be responsible for the fees and expenses of any legal counsel, accountants or other agents retained by such selling Holder and all other out-of-pocket expenses incurred by such selling Holder in connection with any registration under this Agreement.

     As used herein, the term Registration Expenses means all expenses incident to the Company's performance of or compliance with this Agreement (whether or not the registration in connection with which such expenses are incurred ultimately becomes effective), including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Restricted Stock), printing expenses, messenger and delivery expenses incurred by the Company, internal expenses incurred by the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, NASD fees (including filing fees and reasonable fees and disbursements of counsel in connection with compliance with NASD rules and regulations), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company in connection with such registration.

8.  INDEMNIFICATION.

     (A) Indemnification by the Company. The Company agrees to indemnify and hold harmless each selling Holder, the officers, directors and agents of each of them and each person, if any, who controls any selling Holder within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of counsel) (i) arising out of or based upon (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Restricted Stock or in any amendment or supplement thereto or in any preliminary prospectus relating to the Restricted Stock, or (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof contained in information furnished in writing to the Company by such selling Holder, expressed for use in such registration statement or (ii) arising out of or based upon any violation of any Federal or state securities laws or rules or regulations thereunder committed by the Company in connection with the performance of its obligations hereunder.

     (B) Indemnification by Selling Holders. Each selling Holder agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person (other than a selling Holder), if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of counsel) (i) arising out of or based upon (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Restricted Stock or in any amendment or supplement there to or in any preliminary prospectus relating to the Restricted Stock, or (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arising out of or based upon any violation of any Federal or state securities laws or rules or regulations thereunder committed by such Holder in connection with the disposition of such Holder's Restricted Stock, provided that such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation contained in information furnished in writing to the Company by such selling Holder expressly for use in such registration statement.

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     (C)  Conduct of Indemnification Proceedings.  If any action or proceeding
(including any governmental investigation) shall be brought or any claim shall be asserted against any indemnified party in respect of which indemnity may be sought from an indemnifying party, the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all expenses incurred in connection with the defense thereof; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses if it is ultimately determined that such indemnified parties not entitled to indemnification or advancement of expenses hereunder. Such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such indemnified party, or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party, and such indemnified party shall have been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses or more than one separate firm of attorneys (together with appropriate local counsel, subject to the indemnifying party's approval of counsel, which approval shall not be unreasonably withheld) at any time for such indemnified party.) The indemnifying party shall not be liable for any settlement of any such action, claim or proceeding effected without its written consent (such consent which shall not be unreasonably withheld), but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     (D)  Contribution.  If the indemnification provided for in Section 8(A) or
Section 8(B) is unavailable to any indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments, in such proportion as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of each such party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such indemnifying or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claims. Notwithstanding the provisions of this Section 8(D), no selling Holder shall be required to contribute an amount greater than the amount by which the total price at which the Restricted Stock of such selling Holder was offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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9.  PUBLICLY AVAILABLE INFORMATION.

     The Company shall use its best efforts to file the reports required to be filed by it under the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of Restricted Stock pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Restricted Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any holder Restricted Stock, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

10.  MISCELLANEOUS.

     (A) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

     (B) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the then outstanding Restricted Stock.

     (C) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each holder of any Restricted Stock, which is a "qualified institutional investor" as that term is defined in Section (a)(1) of Rule 144A under the Securities Act. Notwithstanding the foregoing, no transferee shall have any of the rights granted under this Agreement until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations.

     (D)  Governing Law.    This Agreement and the rights and obligations of the
parties hereunder shall be governed by the laws of the State of Delaware, without giving effect to the principles thereof relating to conflicts of law.

     (E) Notices. Any notice, request, instruction, correspondence or other documents to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by telecopier, as follows:

          If to the Company:

          Offshore Tool & Energy Corporation
          300 St. Francis Street
          Mobile, Alabama  36602
          Attention:  McGowin I. Patrick, Jr.
          Telecopier:  (334) 432-4472

          IPC Industries, Inc.
     or
          W. Steven McKenzie
     or
          Byron Adams, Jr.
     to
          300 St. Francis Street
          Mobile, Alabama  36602
          Telecopier:  (334) 432-4472

          If to Thomas Pritchard
     to
          400 Poydras Street
          Suite 2140
          New Orleans, Louisiana  70130
          Telecopier:  (504) 529-6055


Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     (H) Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     (I) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     (J) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective November 17, 1998.


                                    OFFSHORE TOOL & ENERGY CORPORATION


                             By:    /s/ McGowin I. Patrick, Jr.
                                    ------------------------------------


                             Name:
                                    ------------------------------------


                             Title:
                                    ------------------------------------

                             IPC INDUSTRIES, INC.


                             By:    /s/ McGowin I. Patrick, Jr.
                                    ------------------------------------


                             Name:
                                    ------------------------------------


                             Title:
                                    ------------------------------------

                                          /s/ W. Steven McKenzie
                                    ------------------------------------
                                    W. Steven McKenzie



                                           /s/ Byron A. Adams, Jr.
                                    ------------------------------------
                                    Byron A. Adams, Jr.



                                          /s/ Thomas W. Pritchard
                                    ------------------------------------
                                    Thomas W. Pritchard